Exhibit 99.1

FOR IMMEDIATE RELEASE

DAN GINSBERG APPOINTED TO

POTBELLY CORPORATION BOARD OF DIRECTORS

Chicago, IL. February 17, 2014 - Potbelly Corporation (NASDAQ: PBPB) today announced that Dan Ginsberg has been appointed to Potbelly’s Board of Directors. Dan is Chief Executive Officer of Dermalogica, a U.S.-based skincare brand, and has a comprehensive background in branding strategy, marketing, and advertising. Dan Ginsberg was previously the CEO of Red Bull NA. Prior to his work with Red Bull, Dan was the Chief Marketing Officer at Hardee’s.

“We are thrilled to have Dan join our Board. His breadth and depth of executive experience aligns well with Potbelly’s business strategy,” said Aylwin Lewis, Chairman and Chief Executive Officer of Potbelly. “With his deep experience in marketing and branding, as well as operations, we expect that Dan will add great value to our company as we continue our trajectory of growth and development.”

About Potbelly

Potbelly Corporation is a fast growing neighborhood sandwich concept offering toasty warm sandwiches, signature salads and other fresh menu items served by engaging people in an environment that reflects the Potbelly brand. Our Vision is for our customers to feel that we are their “Neighborhood Sandwich Shop” and to tell others about their great experience. Our Mission is to make people really happy and to improve every day. Our Passion is to be “The Best Place for Lunch.” The Company owns and operates over 300 shops in the United States and the District of Columbia and our franchisees operate over 20 shops domestically and in the Middle East. For more information visit our website at www.potbelly.com.

####

The statements in this release concerning the Company’s future prospects are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties could cause actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, contribution of key vendor relationships and support programs, as well as factors that affect the software industry in general and other factors. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company undertakes no obligation to update or revise these forward-looking statements.

Contact:	Investor Relations

Investors@Potbelly.com

312-428-2950